Exhibit 10.3
AMENDMENT NUMBER THIRTEEN
TO THE
L3HARRIS RETIREMENT SAVINGS PLAN

WHEREAS, L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), heretofore has adopted and maintains the L3Harris Retirement Savings Plan, as amended and restated effective January 1, 2021 (the "Plan");

WHEREAS, pursuant to Section 17.1 of the Plan, the Employee Benefits Committee of L3Harris (the “Committee”) has the authority to amend the Plan;

WHEREAS, pursuant to Section 13.3 of the Plan, the Committee has delegated certain of such amendment authority to the head of global benefits of L3Harris (currently, the Senior Director, Global Benefits) (the “Head of Global Benefits”); and

WHEREAS, the Head of Global Benefits desires to amend the Plan’s service crediting provisions to eliminate the additional year of service credited in the case of certain terminations due to a reduction in force.

NOW, THEREFORE, BE IT RESOLVED, that section (e) within the definition of “Service” set forth in Article 2 of the Plan (Definitions) hereby is deleted in its entirety, effective for terminations of employment occurring on or after July 18, 2023.

APPROVED by the HEAD OF GLOBAL BENEFITS on this 17th day of July, 2023.

                            /s/ Allison Oncel
Allison Oncel